Exhibit 99.2

REACH MESSAGING, INC

FINANCIAL STATEMENTS

SEPTEMBER 30, 2009 and 2008

REACH MESSAGING, INC

Index to Financial Statements

Balance Sheets as of September 30, 2009 (Unaudited) and December 31, 2008	F-2

Statement of Operations for the three and nine months ended September 30, 2009 and September 30, 2008 (Unaudited)	F-3

Statement of Cash Flows for the nine months ended September 30, 2009 and September 30, 2008 (Unaudited)	F-5

Notes to Financial Statements (Unaudited)	F-6

REACH MESSAGING, INC.
BALANCE SHEETS
September 30, 2009 (Unaudited) and December 31, 2008

	September 30, 2009	December 31, 2008
ASSETS	(unaudited)

Current assets
Cash	$8,656	$372
Accounts receivable	19,003	10,515
Refundable federal income taxes	2,942	6,199
Total current assets	30,601	17,086

Total assets	$30,601	$17,086

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$-	$3,147
Total current liabilities	-	3,147

Stockholders' equity
Common stock; no par value: authorized 10,000,000 shares; issued and outstanding: 5,100,000	-	-
Additional paid-in capital	271,654	132,731
Accumulated deficit	(241,053)	(118,792)
Total stockholders' equity	30,601	13,939

Total liabilities and stockholders' equity	$30,601	$17,086

The accompanying notes form an integral part of these financial statements.

REACH MESSAGING, INC.
STATEMENTS OF OPERATIONS
For the Three Months Ended September 30, 2009 and 2008
(Unaudited)

	For the Three Months Ended
	September 30,
	2009	2008
Revenue
Bot sales	$-	$-
Hosting revenue	15,000	15,000
Lead conversion revenue	15,642	15,381
Marketing support revenue	-	-
Total revenue	30,642	30,381

Costs of Revenue
Costs of bots sold	-	-
Advertising customization	-	11,586
Web hosting expense	734	750
Total costs of revenue	734	12,336

Gross profit	29,908	18,045

Operating Costs
General and administrative expenses	9,540	552
Research and development expense	57,000	55,800
Management fee	2,628	2,628
Total operating costs	69,168	58,980

Loss before income taxes	(39,260)	(40,935)

Provision for income tax	-	-

Net loss	$(39,260)	$(40,935)

Net loss per common share - basic and diluted	$(0.01)	$(0.01)

Weighted average number of common shares outstanding	5,100,000	5,100,000

The accompanying notes form an integral part of these financial statements.

REACH MESSAGING, INC.
STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008
Revenue
Bot sales	$-	$24,750
Hosting revenue	45,000	45,000
Lead conversion revenue	45,639	73,490
Marketing support revenue	-	-
Total revenue	90,639	143,240

Costs of Revenue
Costs of bots sold	-	18,000
Advertising customization	22,243	16,682
Web hosting expense	2,234	2,250
Total costs of revenue	24,477	36,932

Gross profit	66,162	106,308

Operating Costs
General and administrative expenses	10,602	1,680
Research and development expense	170,050	135,000
Management fee	7,771	7,771
Total operating costs	188,423	144,451

Loss before income taxes	(122,261)	(38,143)

Provision for income tax	-	-

Net loss	$(122,261)	$(38,143)

Net loss per common share - basic and diluted	$(0.02)	$(0.01)
Weighted average number of common shares outstanding	5,100,000	5,100,000

The accompanying notes form an integral part of these financial statements.

REACH MESSAGING, INC
STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2009 and 2008
(Unaudited)

	For the Nine Months Ended
	September 30,
	2009	2008
Cash flows from operating activities
Net (loss)	$(122,261)	$(38,143)
Adjustments to reconcile net income to net cash provided (used) by operating activities:
(Increase) decrease in assets:
Accounts receivable	(8,488)	(21,012)
Refundable federal income taxes	3,257	(2,970)
Increase (decrease) in liabilities:
Accounts payable	(3,147)	1,908

Net cash used by operating activities	(130,639)	(60,217)

Cash flows from financing activities
Cash proceeds from shareholder loans	138,923	51,143

Net cash provided by financing activities	138,923	51,143

Net increase (decrease) in cash	8,284	(9,074)

Cash, beginning of period	372	9,525
Cash, end of period	$8,656	$451

SUPPLEMENTARY DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:

Conversion of debt due to shareholder into additional paid is capital	$138,923	$-

The accompanying notes form an integral part of these financial statements.

REACH MESSAGING, INC.
NOTES TO FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2009

1.	Organization and Nature of Operations

Reach Messaging, Inc. ("the Company") was incorporated on September 2007 under the laws of the State of California.  The Company creates, deploys and hosts instant messaging virtual robots ("Bots"); develops and hosts Internet properties; and provides customers with Internet marketing services.  The instant messaging Bots are customized to contain relevant user information, games, video, quizzes, polls, sponsorship and ad space.  The Company also provides marketing services to increase Bot reach and user conversions.  The Company has sold one Bot in a multiple deliverable arrangement that included creation of a Bot, marketing support and on going hosting for the Bot.  The Company sells sponsorships and advertising space on its owned Internet properties.  The Company owns www.DailyGab.com and four Bots:  GossipinGabby, SportsfanStan, MyTVBud and ProfGilzot.  Additional company-owned web properties and Bots are under development.  The Company-owned Internet properties are teen-oriented.

2.	Summary of Accounting Policies

Basis of Presentation
The accompanying interim financial statements for the three and nine months ended September 30, 2009 and the three and nine months ended September 30, 2008 are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year. These financial statements should be read in conjunction with the audited financials dated December 31 2008.

Use of Estimates
The preparation of these financial statements in conformity with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company regularly evaluates estimates and assumptions related to valuation allowances on accounts receivable and valuation allowances on deferred income taxes. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, operations could be affected.

Risks and Uncertainties
The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company's operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the intense competition and consumer acceptance of evolving technology in the Internet advertising industry, (ii) general economic conditions in the various markets in which the Company competes, including the general downturn in the economy over the past year, and (iii) the evolution and development of new technology in the Company’s market space. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Cash Equivalents
The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  There were no cash equivalents at September 30, 2009 or December 31, 2008.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. At times, cash and equivalents may be in excess of the FDIC insurance limits. After review by the Company, no violations of these limits were noted as of September 30, 2009 or 2008.

Fair Value of Financial Instruments
Disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value.  For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

Segment information
During the period ended September 30, 2009 and the year ended December 31, 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Revenue Recognition
The Company records sales when all of the following have occurred: (1) persuasive evidence of an arrangement exists, (2) the product is delivered, (3) the sales price to the customer is fixed or determinable, and (4) collectability of the related customer receivable is reasonably assured.  In addition, certain revenue contracts are classified as multiple deliverables when: (1) the delivered item has value on a standalone basis, (2) objective and reliable evidence exists of the fair value on the undelivered items, and (3) delivery or performance of the undelivered items must be probable and substantially within the vendor's control.  There is no stated right of return for products.

Bot sales revenue is recognized at the time of customer acceptance and deployment of the Bot.  Hosting revenue is recognized monthly.  Hosting services are invoiced to customers at the beginning of the month following the month services are provided.  Advertising and sponsorships on owned Internet properties are sold on a cost per action ("CPA") basis and invoiced to the customer monthly based on the number and price per action at the end of each month.  Marketing support revenue is generated as a result of the media and marketing services provided to support customer Internet marketing activities.  When a sales arrangement contains multiple elements, such as marketing services, advertising and promotions, revenue is allocated to each element based on its relative fair value. When the fair value of an undelivered element cannot be determined, the Company defers revenue for the delivered elements until the undelivered elements are delivered.  Payments received in advance of provision of services are deferred until earned.

Accounts Receivable and Allowance for Doubtful Accounts
The Company’s accounts receivables are customer obligations due under normal trade terms, carried at their face value.  The Company determines its allowance for doubtful accounts based on the evaluation of the aging of its accounts receivable and on a customer-by-customer analysis.   Since inception, the Company has had seven customers.  All customers have paid their invoices timely.  The Company did not record an allowance as of September 30, 2009 or December 31, 2008.

Cost of Sales
Cost of sales represents costs directly related to the production of the Company’s Bots.  Costs include Bot development and programming.

Net Loss Per Common Share
Net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per common share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period. There were no potentially dilutive shares outstanding as of September 30, 2009 or September 30, 2008.

Recently Issued Accounting Pronouncements
In September 2009, the FASB issued Update No. 2009-13, “Multiple-Deliverable Revenue Arrangements—a consensus of the FASB Emerging Issues Task Force” (ASU 2009-13). It updates the existing multiple-element revenue arrangements guidance currently included under ASC 605-25, which originated primarily from the guidance in EITF Issue No. 00-21, “Revenue Arrangements with Multiple Deliverables” (EITF 00-21). The revised guidance primarily provides two significant changes: 1) eliminates the need for objective and reliable evidence of the fair value for the undelivered element in order for a delivered item to be treated as a separate unit of accounting, and 2) eliminates the residual method to allocate the arrangement consideration. In addition, the guidance also expands the disclosure requirements for revenue recognition. ASU 2009-13 will be effective for the first annual reporting period beginning on or after June 15, 2010, with early adoption permitted provided that the revised guidance is retroactively applied to the beginning of the year of adoption. The Company is currently assessing the future impact of this new accounting update to its financial statements.

Effective July 1, 2009, the Company adopted The “FASB Accounting Standards Codification” and the Hierarchy of Generally Accepted Accounting Principles (ASC 105). This standard establishes only two levels of U.S. generally accepted accounting principles (“GAAP”), authoritative and nonauthoritative. The FASB Accounting Standards Codification (the “Codification”) became the source of authoritative, nongovernmental GAAP, except for rules and interpretive releases of the SEC, which are sources of authoritative GAAP for SEC registrants. All other non-grandfathered, non-SEC accounting literature not included in the Codification became nonauthoritative. The Company began using the new guidelines and numbering system prescribed by the Codification when referring to GAAP in the third quarter of fiscal 2009. As the Codification was not intended to change or alter existing GAAP, it did not have a material impact on the Company’s financial statements.

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority.

The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurements and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

Effective June 30, 2009, the Company adopted three accounting standard updates which were intended to provide additional application guidance and enhanced disclosures regarding fair value measurements and impairments of securities. They also provide additional guidelines for estimating fair value in accordance with fair value accounting.

The first update, as codified in ASC 820-10-65, provides additional guidelines for estimating fair value in accordance with fair value accounting. The second accounting update, as codified in ASC 320-10-65, changes accounting requirements for other-than-temporary-impairment (OTTI) for debt securities by replacing the current requirement that a holder have the positive intent and ability to hold an impaired security to recovery in order to conclude an impairment was temporary with a requirement that an entity conclude it does not intend to sell an impaired security and it will not be required to sell the security before the recovery of its amortized cost basis. The third accounting update, as codified in ASC 825-10-65, increases the frequency of fair value disclosures. These updates were effective for fiscal years and interim periods ended after June 15, 2009. The adoption of these accounting updates did not have a material impact on the Company’s financial statements.

Effective June 30, 2009, the Company adopted a new accounting standard for subsequent events, as codified in ASC 855-10. The update modifies the names of the two types of subsequent events either as recognized subsequent events (previously referred to in practice as Type I subsequent events) or non-recognized subsequent events (previously referred to in practice as Type II subsequent events). In addition, the standard modifies the definition of subsequent events to refer to events or transactions that occur after the balance sheet date, but before the financial statements are issued (for public entities) or available to be issued (for nonpublic entities). It also requires the disclosure of the date through which subsequent events have been evaluated. The update did not result in significant changes in the practice of subsequent event disclosures, and therefore the adoption did not have a material impact on the Company’s financial statements.

Effective January 1, 2009, the Company adopted an accounting standard update regarding the determination of the useful life of intangible assets. As codified in ASC 350-30-35, this update amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under intangibles accounting. It also requires a consistent approach between the useful life of a recognized intangible asset under prior business combination accounting and the period of expected cash flows used to measure the fair value of an asset under the new business combinations accounting (as currently codified under ASC 850). The update also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a material impact on the Company’s financial statements.

Effective January 1, 2009, the Company adopted a new accounting standard update regarding business combinations. As codified under ASC 805, this update requires an entity to recognize the assets acquired, liabilities assumed, contractual contingencies, and contingent consideration at their fair value on the acquisition date. It further requires that acquisition-related costs be recognized separately from the acquisition and expensed as incurred; that restructuring costs generally be expensed in periods subsequent to the acquisition date; and that changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period be recognized as a component of provision for taxes. The adoption did not have a material impact on the Company’s financial statements.

In February 2008, the FASB issued an accounting standard update that delayed the effective date of fair value measurements accounting for all non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), until the beginning of the first quarter of fiscal 2009. These include goodwill and other non-amortizable intangible assets. The Company adopted this accounting standard update effective January 1, 2009. The adoption of this update to non-financial assets and liabilities, as codified in ASC 820-10, did not have a material impact on the Company’s financial statements.

3.           Concentrations

The Company had the following sales concentrations:

Customer	Nine month period ending September 30, 2009	December 31, 2008
A	40%	335
B	39%	29%
C	19%	19%

4.           Commitments and contingencies

Litigations, Claims and Assessments:

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm its business. The Company is currently not aware of any such legal proceedings or claims that they believe will have, individually or in the aggregate, a material adverse affect on its business, financial condition or operating results.

5.           Advertising Costs

The Company expenses advertising costs as they are incurred.  Advertising expense totaled $70 and $697 for the three and nine months ended September 30, 2009, respectively.  The Company did not incur advertising costs in 2007 and 2008.

6.           Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.  As reflected in the accompanying financial statements, the Company had an accumulated deficit of $241,053 as of September 30, 2009, a net loss and net cash used in operations of $122,261 and $60,217 for the nine months ended September 30, 2009, respectively.  These conditions raise substantial doubt about its ability to continue as a going concern.

While the Company is attempting to produce sufficient sales, the Company's cash position may not be sufficient to support the Company's daily operations.  While the Company believes in the viability of its strategy to produce sales volume and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan, raise additional capital and/or generate sufficient revenues.  The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.  Management believes that the actions presently being taken to further implement its business plan, raise capital and generate revenues provide the opportunity for the Company to continue as a going concern.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

7.           Stockholders' Equity

For the year ended December 31, 2007:

•	On September 20, 2007, the Company issued 5,100,000 common shares at no par value to the founders for unspecified services rendered.

•	On December 31, 2007, a shareholder contributed capital to the Company in the amount of $45,414 via forgiveness of a payable due to the shareholder.

For the year ended December 31, 2008:

•	On December 31, 2008, a shareholder contributed capital to the Company in the amount of $87,317 via forgiveness of a payable due to the shareholder.

For the nine months ended September 30, 2009:

•	On September 30, 2009, a shareholder contributed capital to the Company in the amount of $138,923 via forgiveness of a payable due to the shareholder.

8.           Income Taxes

At September 30, 2009 and December 31, 2008, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $260,055 and $126,960, respectively, which may be offset against future taxable income through September 30, 2029 and December 31, 2028.  No tax benefit has been reported with respect to these NOL carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets of $81,572 and $38,611 at September 30, 2009 and December 31, 2008 were not considered more likely than not.  Accordingly, the potential tax benefits of the NOL carry-forwards are fully reserved.

Refundable federal income taxes of $2,942 and $6,199 as of September 30, 2009 and December 31, 2008, resulted from tax payments based on initial tax returns.  Tax payments are expected to be refunded based on amended tax returns.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realization.  The valuation allowance increased $81,572, and $38,611 for the nine-month period ended September 30, 2009 and the year ended December 31, 2008, respectively.

9.           Related Party Transactions

The Company has entered into a Management Services Agreement with another company ("the Manager"), which is owned by a shareholder of the Company.  The Manager collects accounts receivable and pays some of the operating expenses of the Company.  The Manager then deposits funds into the Company's operating account on an as-needed basis.   The Manager and the Company account for the transactions in a due to/due from account.  At September 30, 2009 and December 31, 2008, the shareholder contributed to capital any balance due from the Company to the Manager.

For the nine months ended September 30, 2009, the shareholder collected $82,151 in Company revenues, paid $81,074 in operating expenses and deposited $140,000 in the Company operating account to cover additional operating expenses.  The shareholder notified the Company that the balance due the shareholder of $138,923 from the Company should be recorded as additional paid in capital.

For the nine months ended September 30, 2008, the shareholder collected $97,097 in Company revenues, paid $17,116 in operating expenses and deposited $131,124 in the Company operating account to cover additional operating expenses.  The Company had a payable balance of $51,143 due to the shareholder as of September 30, 2008.

10.           Research and development costs

Research and development costs related to both future and present products are charged to operations as incurred.  For the nine months ended September 30, 2009 and 2008, the Company recognized $170,050 and $135,000, respectively, of research and development costs. For the three months ended September 30, 2009 and 2008, the Company recognized $57,000 and $55,800, respectively, of research and development costs.

11.           Subsequent events

The Company has evaluated all subsequent events after September 30, 2009 through February 2, 2010, the date of this filing, and determined:

Convertible Debenture

Subsequent to the period ending September 30, 2009 the Company entered into two convertible debentures in the aggregate amount of $58,000. These notes have been renewed and are both due on July 15, 2010. They bear interest at the rate of 10% per annum which is payable upon the maturity date. The notes can be voluntarily converted into common shares of the Company at a price of $0.05 per share.

Increase in Authorized Shares

Subsequent to the period ending September 30, 2009 the Company increased its Authorized amount of common shares it could issue from 10,000,000 to 50,000,000 by a majority vote of its shareholders.

Common Stock Sale

Subsequent to the period ending September 30, 2009 the Company completed the sale of 6,300,000 shares of restricted common stock at a price of $0.05 in return for $315,000 in cash to five accredited investors. The Company paid a total of $20,000 in compensation in the form of 400,000 shares of restricted common stock in connection with these sales.

The Company issued 368,000 shares of the Company’s common stock for placement fee services.

Common Stock Issued for Services

The Company issued 12,470,000 shares of the Company’s common stock to the Company’s Chief Executive Officer for future services, valued at $0.05 per share.

The Company issued 6,000,000 shares of the Company’s common stock to an entity controlled by the Company’s Chief Financial Officer for past and future services, valued at $0.05 per share.

The Company issued 12,470,000 shares of the Company’s common stock to an outside consultant (and current shareholder) for future services, valued at $0.05 per share.

The Company issued  11,960,000 shares of the Company’s common stock to  consultants for future services, valued at $0.05 per share.

Share Exchange Agreement

On February 3, 2010, Reach Messaging, Inc. (“Reach”) entered into a Share Exchange Agreement with FormulaWon, Inc. (“FormulaWon”). FormulaWon offered to issue approximately 48 million of its common shares in exchange for each common share outstanding of Reach.

Approximately 48% of Reach common shareholders elected to exchange their Reach shares for shares of FormulaWon. FormulaWon issued approximately 48 million shares to acquire 48 million of the outstanding shares of Reach. As a result of the exchange, Reach held a 44% controlling interest in the combined entity, after the exchange.

Since the owners and management of Reach possessed voting and operating control of the combined company after the share exchange, the transaction constituted a reverse acquisition for accounting purposes, as contemplated by FASB ASC 805-40 and corresponding ASC 805-10-55-10, 12 & 13. Under this accounting, the entity that issues shares (FormulaWon – the legal acquirer) is identified as the acquiree for accounting purposes. The entity whose shares are acquired (Reach) is the accounting acquirer.

In addition, FormulaWon was characterized as a non-operating public shell company, pursuant to SEC reporting rules. The SEC staff considers a reverse-acquisition with a public shell to be a capital transaction, in substance, rather than a business combination. The transaction is effectively a reverse recapitalization, equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation accompanied by a recapitalization. The accounting is similar to that resulting from a reverse acquisition, except that the transaction was consummated at book value and no goodwill or intangible assets were recognized.

For SEC reporting purposes, Reach is treated as the continuing reporting entity that acquired FormulaWon (the historic shell registrant). The reports filed after the transaction have been prepared as if Reach (accounting acquirer) were the legal successor to FormulaWon’s reporting obligation as of the date of the acquisition. Therefore, all financial statements filed subsequent to the transaction reflect the historical financial condition, results of operations and cash flows of Reach, for all periods presented.

In connection with the reverse acquisition and recapitalization, all share and per share amounts of Reach will be retroactively adjusted to reflect the legal capital structure of FormulaWon pursuant to FASB ASC 805-40-45-1.